UNION BANKSHARES COMPANY
                           66 Main Street
                       Ellsworth, Maine 04605


                                                       April 20, 2001



Dear Stockholder:

The 2001 Annual Meeting of the Stockholders of Union Bankshares
Company will be held at 11:00 a.m. on Thursday, May 17, 2001 at the White Birches Restaurant, Route 1, Hancock, Maine. The directors and officers join me in inviting you to attend the meeting.

Enclosed are the Clerk's official Notice of Annual Meeting, a proxy statement and a form of proxy. Please sign the proxy and return it in the enclosed self-addressed envelope so that your shares will be voted at the meeting if you are unable to attend.

We look forward to seeing you on May 17.

                                   Very truly yours,



                                   Peter A. Blyberg
                                   President

PAB/cc
Enclosures



It is important that proxies be returned promptly. Each stockholder is urged to fill in, date and sign the enclosed proxy and mail it in the self-addressed envelope provided. In the event a stockholder decides to attend the meeting, he or she may, if he or she wishes, revoke his or her proxy and vote his or her shares in person.

                      UNION BANKSHARES COMPANY

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD MAY 17, 2001


Notice is hereby given that the Annual Meeting of the Stockholders of Union Bankshares Company (the "Company") will be held at the White Birches Restaurant, Route 1, Hancock, Maine on May 17, 2001 at 11:00 a.m. to consider and act upon the following proposals:

     1.   To set the number of directors at 18.

     2.   To elect as directors the nominees listed in the enclosed Proxy
          Statement.

     3.   To elect Sally J. Hutchins as Clerk of the Company.

     4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2001.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on April 9, 2001 will be entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors
                                   Sally J. Hutchins, Clerk

                      UNION BANKSHARES COMPANY
                           66 MAIN STREET
                       ELLSWORTH, MAINE  04605

                           PROXY STATEMENT
                    MAILING DATE:  APRIL 20, 2001

                   ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD THURSDAY, MAY 17, 2001

     This Proxy Statement is furnished to the Stockholders of Union Bankshares Company (the "Company") in connection with the solicitation of proxies on behalf of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, May 17, 2001 at 11:00 a.m. at the White Birches Restaurant, Route 1, Hancock, Maine pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. The proxy, when properly executed, will be voted on behalf of the stockholder in the manner directed in the form of proxy. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if he or she attends the Meeting, by notifying the Clerk or by giving notice at the Meeting.

     Proxies are being solicited by the Board of Directors of the Company principally through the mail. Proxies may also be solicited personally or by telephone by regular employees of the Company. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of February 28, 2001, the Company had outstanding 577,314 shares of its common stock (the "Common Stock"), par value $12.50 per share, each share of which is entitled to one vote upon each of the matters presented at the Meeting. Only stockholders of record at the close of business on April 9, 2001 are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum. Assuming a quorum is present, action may be taken by the holders of a majority of the shares present and voting on any matter brought before the Meeting. Under applicable Maine law, abstentions and shares otherwise not voting will not be deemed present and voting for this purpose. Votes recorded by proxy will be counted immediately prior to the Meeting and the results will be announced at the Meeting. Stockholders who are present will have an opportunity to vote on each matter brought before the Meeting.

     The following table lists, as of February 28, 2001, the number of shares of Common Stock and the corresponding percentage of total Common Stock beneficially owned by the only stockholder who is the beneficial owner of more than five percent of the Common Stock of the Company.

Name and Address of        Common Stock Beneficially Owned          Percent
Beneficial Owner                                                    of Class

Almarach Associates PA, LP
MME Suite 100
3993 Huntingdon Pike
Huntingdon, PA  19006                   37,767                         6.54

     The following table lists, as of February 28, 2001, the number of shares of Common Stock, including directors' qualifying shares, and the corresponding percentage of total Common Stock beneficially owned by each director and nominee for director, including the chief executive officer of the Company, and by all executive officers and directors as a group. The information set forth below is based upon director questionnaires distributed and completed by each director and nominee, and upon stock records maintained by the Company.

     Name                   Common Stock               Percent
                         Beneficially Owned            of Class

Arthur J. Billings              334                       *
Peter A. Blyberg                397                       *
Robert S. Boit                25,596                    4.43
Blake B. Brown                   92                       *
Richard C. Carver                60                       *
Peter A. Clapp                  653                       *
Samuel G. Cohen                  52                       *
Sandra H. Collier               201                       *
Robert B. Fernald               820                       *
Douglas A. Gott                 930                       *
James L. Markos, Jr.            266                       *
Casper G. Sargent, Jr.         2,593                      *
John V. Sawyer, II             3,191                      *
Stephen C. Shea                13,489                    2.34
Robert W. Spear                  74                       *
Richard W. Teele                527                       *
Paul L. Tracy                   664                       *
Richard W. Whitney               62                       *
Total ownership of all listed
 Directors and other
 officers                    51,576                      8.93

*Represents ownership of less than 1%.

     For purposes of the above table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or has the power to dispose of, or to direct the disposition of, the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

      SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten (10) percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by the Securities and Exchange Commission regulations to furnish the Company with copies of these reports. Based upon copies of Forms 3, 4 and 5 submitted to and retained by the Company, the Company knows of no director, officer or beneficial owner of more than ten percent (10%) of the total outstanding shares of Common Stock who either failed to file an appropriate ownership report with the Securities and Exchange Commission, or who filed such report other than on a timely basis.

                        ELECTION OF DIRECTORS

     Management recommends that the number of directors for the coming year be set at 18. The Bylaws of the Company provide for not fewer than 10 nor more than 25 directors, with the directors serving "staggered terms" of three years. The Board of Directors has nominated for re-election to three year terms at the 2001 Annual Meeting Messrs. Brown, Gott, Markos, Sargent, Sawyer and Tracy. The Board of Directors has nominated for election to two year terms Messrs. Cohen and Spear. The Board has not proposed a nominee for election to replace Richard W. Whitney who has recently resigned from the Board. Under applicable provisions of Maine law and the Company's bylaws, the Board of Directors may elect a director to fill this vacancy subsequent to the meeting. Each of the nominees has consented to be named as a nominee and to serve if elected. In the event any nominee shall be unable to serve, discretionary authority is reserved by management to vote for a substitute to be nominated by the Board.

     There are no arrangements or understandings between any nominee, director, executive officer or associate of any of the foregoing and any other person pursuant to which the nominee was or is to be elected as a director or an executive officer. There is no family relationship among any director, officer or person nominated to become a director or executive officer.

     The following table sets forth the names, occupations, ages and terms of service of all directors and nominees.  Each director is also presently a director of the Company's banking subsidiary, Union
Trust Company (the "Bank").
                                                                    Year First
                                                                    Elected As
                     Principal Occupation             Age as of    Director of
                     Now and for Past 5 years          4/15/01     the Company
Term expires in 2001:

Blake B. Brown            President and Owner,
                          Brown's Appliance and TV         55          1999

Douglas A. Gott           Owner, Douglas A. Gott &
                          Sons, General Contractors        67          1986

James L. Markos, Jr.      General Manager, Maine
                          Shellfish Company, Inc.          52          1999

Casper G. Sargent, Jr.    Owner, Sargent's Real
                          Estate Corporation               71          1984

John V. Sawyer, II        Retired, President, Worcester
                          -Sawyer Agency Insurance &       67          1984
                          Real Estate, Chairman of
                          the Board of the Company and
                          the Bank

Paul L. Tracy             President and owner of Winter
                          Harbor Agency; Vice President    38          1995
                          and co-owner of Schoodic
                          Insurance Services; Vice President
                          and co-owner of MDI Insurance
                          Agency; Co-owner of Grindstone
                          Financial Group LLC; Co-owner of
                          Insurance Source of Maine

Term expires in 2002:

Peter A. Blyberg          President and CEO of the
                          Company and the Bank since       57          1993
                          April 1, 1996; former Executive
                          Vice President of the Company
                          and the Bank

Robert S. Boit            Retired President and CEO
                          of the Company and the Bank      70          1984

Peter A. Clapp            President, Blue Hill Garage      56          1995

Sandra H. Collier         Attorney at Law, Sandra Hylander
                          Collier Law Offices              49          1992

Richard W. Teele          Retired; Secretary and former
                          Executive Vice President and     69          1984
                          Treasurer of the Company and the Bank

Term expires in 2003:

Arthur J. Billings        President, Barter Lumber
                          Company                          45          1990

Richard C. Carver         Owner and Manager, Carver
                          Oil Company and Carver           68          1984
                          Shellfish, Inc.

Samuel G. Cohen           Attorney, Cohen & Cohen          60       Nominee

Robert B. Fernald         Treasurer, A.C. Fernald Sons,
                          Inc. and Jordan-Fernald          67          1986

Stephen C. Shea           Treasurer, E.L. Shea, Inc.;
                          President, Shea Leasing          53          1988

Robert W. Spear           Commissioner of Agriculture
                          - State of Maine                 58       Nominee


                             COMMITTEES

     The Bylaws of the Company provide that, at the annual meeting of the Directors, the Board shall designate from among its members an Executive Committee. The Executive Committee possesses all of the powers of the Board of Directors with regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee currently is comprised of Messrs. Blyberg, Boit, Fernald, Sargent, Sawyer, Shea and Billings.

     The Bylaws of the Company provide that the Board of Directors may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company. The Company does not have a standing nominating or compensation committee.

     Nominees for election to the Board of Directors are selected by the full Board. The Board of Directors will consider nominees recommended by stockholders if submitted in writing to Sally J. Hutchins, Clerk, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605 not less than three months in advance of the date of the annual meeting.

     The Board of Directors of the Company met fourteen times in 2000. Each director attended at least seventy-five percent of the total number of meetings of the Board of Directors and of committees, of which he or she was a member, held during that year.

     The Board of Directors has appointed a standing Audit Committee. The Audit Committee currently is comprised of Messrs. Billings, Brown, Clapp, Fernald, Sargent, Sawyer, Shea, Spear and Teele, each of whom is independent. The principal functions of the Audit Committee include but are not limited to (i) assisting the Board of Directors to fulfill its fiduciary obligations with respect to the accounting, financial reporting, internal control and compliance functions of the Company; (ii) recommending to the Board of Directors the appointment of independent public accountants; (iii) reviewing the scope and cost of the independent public accountant's audit; and
(iv) considering the independent accountant's reports concerning its conduct of the audit, including any comments and any recommendations with respect to which the Board of Directors might take action. The Audit Committee convened five times during the fiscal year ended December 31, 2000.

     On February 7, 2001, the Audit Committee adopted a written charter (the "Charter") setting forth the duties and responsibilities of the Audit Committee. The Charter was approved by the Board of Directors on April 11, 2001. A copy of the Charter, as adopted by the Board of Directors, is included in this Proxy Statement as Appendix A.

                         EXECUTIVE OFFICERS

     Each executive officer of the Company is identified in the following table, which also sets forth the respective office, age and period served in that office of each person listed. Executive officers are elected annually by the Board of Directors.

Name                Principal Occupation Now                Age      Elected
                    and for Past 5 Years                             to Office

John V. Sawyer, II  Chairman of the Board of
                    the Bank and the Company                 67         1984
                    since October 1, 1988.
                    Director since 1974.

Peter A. Blyberg    President and CEO of the
                    Bank and the Company                     57         1993
                    since April 1, 1996. Formerly
                    Executive Vice President, COO
                    and Treasurer of the Bank and
                    the Company.

John P. Lynch       Executive Vice President of the          54         1996
                    Company and Executive Vice
                    President, Senior Banking Officer of
                    the Bank since December 8, 1999.
                    Formerly Senior Vice President of the
                    Company and Senior Vice President,
                    Senior Banking Officer of the
                    Bank since 1996. Formerly Senior Vice
                    President - Loans of the Bank.

Sally J. Hutchins   Senior Vice President and Clerk of       45         1988
                    the Company and Senior Vice President,
                    Treasurer, and Clerk of the Bank
                    since December 8, 1999.  Formerly
                    Vice President and Clerk of the
                    Company since 1993. Formerly Vice
                    President, Treasurer, Controller and
                    Clerk of the Bank since 1996.
                    Formerly Vice President, Controller
                    and Clerk of the Bank.

Peter F. Greene     Senior Vice President of the Company     41         1996
                    and Senior Vice President, Senior
                    Bank Services Officer of the Bank
                    since December 8, 1999.  Formerly Vice
                    President of the Company since 1996
                    and Vice President, Senior Bank Services
                    Officer of the Bank since 1997. Formerly
                    Vice President - Bank Services and Vice
                    President - Operations.

Rebecca J. Sargent  Senior Vice President, Senior Trust      36         1996
                    Officer of the Bank and the Company
                    since December 8, 1999. Formerly Vice
                    President, Senior Trust Officer of
                    the Company since 1997 and Vice
                    President, Senior Trust Officer of
                    the Bank since 1996.  Formerly
                    Vice President, Trust Officer of the
                    Company and Assistant Vice President,
                    Trust Officer of the Bank.

Richard W. Teele    Secretary of the Company since 1988.     69        1988
                    Retired in 1995 from the Bank.
                    Formerly Executive Vice President,
                    Treasurer and Secretary.

          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth all annual compensation received during each of the Company's last three fiscal years by Mr. Blyberg who is the only executive officer for whom such compensation exceeded $100,000 in any reported year. Mr. Blyberg serves in comparable positions with both the Bank and the Company. Executive compensation is paid by the Bank.

                     SUMMARY COMPENSATION TABLE

                         ANNUAL COMPENSATION

                                                        Other Annual
                      Year    Salary       Bonus       Compensation ($)

Peter A. Blyberg      1998   $140,000     $ 8,375           $0
President and Chief   1999   $145,725     $11,200           $0
Executive Officer     2000   $158,000     $ 9,120           $0

                       LONG TERM COMPENSATION

                                AWARDS                PAYOUTS

                              Restricted                LTIP
                                Stock  Optional SARs  Payouts
                       Year   Awards ($)   (#)          ($)

Peter A. Blyberg       1998       $0        0            $0
                       1999       $0        0            $0
                       2000       $0        0            $0



                       ALL OTHER COMPENSATION

                                          Other
                       Year          Compensation ($)

Peter A. Blyberg       1998              $  7,653
                       1999              $  4,754
                       2000              $  4,216

     Each director of the Bank who is not also an officer is paid a directors' fee in the amount of $250 for each meeting attended, including meetings of the Board committees of which the director is a member. Directors' fees are paid by the Bank and are not separately paid for attendance at meetings of the Board of Directors of the Company. John V. Sawyer, II, who serves as Chairman of the Board, receives a salary of $27,000 per annum from the Bank plus $50 per meeting for attendance at Board and Committee meetings. No director has received any other compensation for Board or committee participation or other special assignments.

     The Bank maintains a non-contributory defined benefit pension plan funded by a trust (the "Plan"). All full time employees who are at least 21 years of age and have completed one year of service participate in the Plan. Compensation attributable to the Plan has not been included in the Summary Compensation Table set forth above. Annual contributions to the Plan are computed on an actuarial basis to provide a normal retirement benefit of 60% of average annual salary minus 50% of the participant's social security benefit, with a downward adjustment if the participant, at the time of retirement, has completed less than 25 years of service. "Average Annual Salary" is determined by calculating the average basic compensation of the participant exclusive of bonuses for the three highest consecutive years prior to attaining the age of 65; provided, however, that for the purpose of such calculation base compensation in any year may not exceed $160,000. The Plan provides "Normal Retirement Benefits" to participants who terminate their employment after the latter of attaining the age of 65 and after the completion of his/her fifth anniversary. The accrued benefit of a participant who retires prior to normal retirement date is his or her normal benefit adjusted by a fraction which represents his or her Bank employment time divided by the Bank employment time he or she would have had by normal retirement date. Payment options include single life annuities and joint annuities. The Plan provides death benefits to beneficiaries of employees who meet conditions of early retirement (age 55 and 10 years of service) prior to termination of employment. The amount of the benefit is equal to the accrued benefit at date of death paid monthly over a 10 year period. In addition, the spouse of a married employee may elect to receive his or her benefit in the form of a single life annuity. If the employee does not meet conditions for early retirement, a survivor annuity may be payable, if the employee is married. The Plan does not provide a disability benefit. Mr. Blyberg is a participant in the Plan. For purposes of the Plan, Mr. Blyberg has five credited years of service.

     The table below illustrates retirement compensation for representative salary brackets and years of service with the Bank. The maximum social security offset for 2000 was $18,432.

                         PENSION PLAN TABLE

Remuneration                       Years of Service
                        15       20        25       30        35
 $120,000            $37,670  $50,227   $62,784  $62,784   $62,784
 $130,000            $41,270  $55,027   $68,784  $68,784   $68,784
 $140,000            $44,870  $59,827   $74,784  $74,784   $74,784
 $150,000            $48,470  $64,627   $80,784  $80,784   $80,784
 $160,000            $52,070  $69,427   $86,784  $86,784   $86,784
 $170,000            $55,670  $74,227   $92,784  $92,784   $92,784

     The foregoing table illustrates the value of retirement benefits at the compensation levels indicated. Benefits are expressed in today's dollars.

     In addition to the foregoing defined benefit pension plan, the Bank has entered into deferred compensation agreements with certain of its executive employees, including Mr. Blyberg, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees are entitled to receive certain retirement and disability benefits. Pursuant to his agreement with the Bank, Mr. Blyberg is entitled to receive monthly payments in the amount $4,152.17, for a period of fifteen years following the first to occur of death or retirement after reaching the age of 65 years. Under the terms of the agreement, Mr. Blyberg may elect to retire early after reaching the age of 60 years, in which event he would be entitled to receive a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the agreement, in the event that Mr. Blyberg is permanently disabled prior to attaining the age of 64 years, he would be entitled to receive a disability benefit in the amount of $2,000 per month from the date of his disability until he reached the age of 65. Upon reaching age 65, he would be entitled to receive the deferred compensation benefit described above. The obligations of the Bank under these deferred compensation agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees, including Mr. Blyberg, in amounts which are estimated to be sufficient to fund all amounts payable under the agreements.

     The Bank also has entered into salary continuation agreements with certain of its executive officers, including Mr. Blyberg, pursuant to which should he terminate his employment, either voluntarily or involuntarily, within three years of a change of control or other "business combination" as defined in the salary continuation agreements, he would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an "excessive parachute payment" within the meaning of Section 208-g of the Internal Revenue Code.

     Neither the Bank nor the Company has a formal compensation committee. Mr. Blyberg, in his capacity as President and Chief Executive Officer, has made compensation recommendations to the Executive Committee of the Board of Directors with respect to all employees, other than himself. The recommendations were then considered by the Board of Directors, which also formulated a compensation recommendation with respect to Mr. Blyberg. All compensation recommendations were then considered and voted upon by the full Board of Directors. Mr. Blyberg is a member of the Board of Directors and a member of the Executive Committee. He has abstained from participating in discussions or recommendations regarding his own compensation.

     REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors of the Bank has no formal compensation policy applicable to compensation decisions with respect to its executive officers. While there are no objective criteria which specifically relate corporate performance to compensation determinations, in formulating its recommendation with respect to compensation of Mr. Blyberg during the last fiscal year, the Board of Directors considered, among other factors, the seniority and experience of Mr. Blyberg and the relationship of his compensation to that of other executive officers employed by the Bank and to persons holding comparable positions at other similarly situated banks in Maine. In reaching its determination as to the compensation of Mr. Blyberg, the Board of Directors did not use any objective measure of the Bank's performance but considered, in general, the performance of the Bank in relationship to that of other similarly situated banks in Maine.

     The forgoing report regarding compensation has been submitted by the Board of Directors, including Douglas A. Gott, Casper G. Sargent, Jr., John V. Sawyer, II, Richard W. Whitney, Peter A. Blyberg, Robert
S. Boit, Peter A. Clapp, Sandra H. Collier, Richard W. Teele, Arthur
J. Billings, Richard C. Carver, Robert B. Fernald, Stephen C. Shea, Paul L. Tracy, Blake B. Brown, James L. Markos, Jr., Samuel G. Cohen and Robert W. Spear.

                          PERFORMANCE GRAPH

     The following graph provides a comparison of total shareholder return on the Common Stock of the Company with that of other comparable issuers. The following graph illustrates the estimated yearly percentage change in the Company's cumulative total shareholder return on its Common Stock for each of the last five years. For purposes of comparison, the graph also illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index. The graph assumes a $100 investment on December 31, 1995 in the common stock of the Company and NASDAQ banks as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1995.



                   INSERT 5 YEAR PERFORMANCE GRAPH



     Common Stock of the Company is not actively traded on any market, and therefore, no market index is available for the purpose of determining the market price of such common stock as of any particular date. The foregoing graph is based upon a good faith determination of approximate market value for each year indicated based on anecdotal information available to the Company as to the value at which its common stock has traded in isolated transactions from time to time. Therefore, although the graph represents a good faith estimate of shareholder return as reflected by market value, the valuations utilized are, of necessity, estimates and may not accurately reflect the actual value at which common stock has traded in particular transactions as of any of the dates indicated.

                  SELECTION OF INDEPENDENT AUDITORS

     The Board recommends based on the recommendation of the Audit Committee that the stockholders ratify the Board's selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2001.

     Berry, Dunn, McNeil & Parker has assisted the Company with periodic filings with the Security and Exchange Commission and has also assisted the Bank with preparation of filings with the Federal Reserve Board. In addition, Berry, Dunn, McNeil & Parker performed services for the Bank in connection with the preparation of income tax filings. All services rendered by Berry, Dunn, McNeil & Parker were approved by the Audit Committee, which considered the possible effect of such services on the independence of Berry, Dunn, McNeil & Parker. Management anticipates that Berry, Dunn, McNeil & Parker will render comparable services to the Bank and the Company in 2001.

     Stockholder approval of the selection of auditors is not required, but the Board is of the view that an expression of opinion by the stockholders as to the appropriateness of this selection is desirable. The Board recommends that its selection of Berry, Dunn, McNeil & Parker be ratified. If its selection is not ratified, the Board will take action to appoint a different auditor. It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Following are the aggregate fees billed by the independent accountants for the Company's most recent fiscal year for professional services rendered:

Audit Fees.  The aggregate fees of Berry, Dunn, McNeil & Parker
(BDMP) for the audit of Union Bankshares Company's financial statements at and for the year ended December 31, 2000 and reviews of Union Bankshares Company's Quarterly Reports on Form 10-Q were
$47,300, including out-of-pocket expenses, of which an aggregate amount of $24,593 has been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees. No services were rendered by BDMP to Union Bankshares Company for the year ended December 31, 2000 for financial information systems design and implementation.

All Other Fees. The aggregate fees for services other than those discussed above rendered by BDMP to Union Bankshares Company for the year ended December 31, 2000 were $57,255, of which an aggregate amount of $50,704 has been billed through December 31, 2000.

     The audit committee has considered the compatibility of the non-audit services furnished by BDMP with the firm's need to be independent.

                        REPORT OF AUDIT COMMITTEE

April 20, 2001

To the Board of Directors of Union Bankshares Company:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence
Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                   Richard W. Teele, Chairman
                                   Blake B. Brown
                                   Robert B. Fernald
                                   John V. Sawyer, II
                                   Robert W. Spear
                                   Arthur J. Billings
                                   Peter A. Clapp
                                   Casper G. Sargent, Jr.
                                   Stephen C. Shea

                            OTHER MATTERS

     Management knows of no other matters to be presented for action at the Meeting. If any of the nominees for the office of Director become unavailable for election or if any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting the proxies.


           STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders may submit proposals for consideration at the 2002 Annual Meeting, which is presently scheduled for May 16, 2002. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later than December 15, 2001. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605.

Ellsworth, Maine                   By Order of the Board of Directors
April 20, 2001                          Sally J. Hutchins, Clerk

                             APPENDIX A

                         Union Trust Company

                       Audit Committee Charter




     I    Audit Committee

There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three Directors who are independent of the Management of the Bank and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a Committee Member. The Chairman of the Board shall appoint one of the Directors Chairperson of the Committee.

                            Independence

     A Director will not be considered "Independent" if, among other things, the Director has:

       Been employed by the Bank or its affiliates in the current year or past three years.

       Accepted any compensation from the Bank or its affiliates in excess of $60,000 during the previous fiscal year (except for board services, retirement plan benefits, or non-discretionary compensation.)

       An immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.

       Been a partner, controlling shareholder or an executive officer of any for profit business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Bank's securities) that exceed five percent of the Bank's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

       Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     II.  Statement of Policy

The Audit Committee shall provide assistance to the Bank's Directors in fulfilling their responsibilities to shareholders and investment community relating to the Bank's accounting, reporting practices of the Bank and quality and integrity of the financial reports of the Bank. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications between the Board of Directors, the Independent Auditors, the Internal Auditors, and the financial management of the Bank.


     III. Meetings

The Audit Committee shall meet at least bi-monthly, or more frequently as circumstances dictate. The Audit Committee will meet at least annually in a separate executive session with Management, Examiners, the Independent Auditors or Internal Auditors to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately.

     IV.  Responsibilities

     1. Review and update this Charter at least annually or as conditions dictate and ascertain that this charter is reported in the Bank's proxy statement at least once every three years.

     2. Report findings and recommendations periodically to the Board of Directors.

     3. Review and recommend to the Board of Directors the Independent Auditors to be selected to audit the financial statements of the Bank and subsidiaries.

     4. Meet with the Independent Auditors and Management of the Bank to review the scope of the proposed audit for the current year and the audit procedures to be used, and at the conclusion review audit findings, including comments or recommendations of the Independent Auditors.

     5. Review the Internal Audit function of the Bank including the independence and authority of its reporting obligations, the proposed audit plan for the current year and the coordination of such plans with the Independent Auditors.

     6. Consult with the Independent and Internal Auditors regarding the integrity of the Bank's financial reporting processes (internal and external).

     7. Inquire as to the Independent Auditors judgments about the quality and appropriateness of the Bank's accounting principles as applied in its financial statements.

     8. Consider and approve, if appropriate, major changes to the Bank's auditing and accounting principles and practices as suggested by the Independent Auditors, Management or the Internal Auditors.

     9. Review and approve the required reports to be included in the Bank's annual proxy statement to shareholders.

    10. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Bank's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Auditor.

     11. Inquire as to the independence of the Independent Auditor and obtain from the Independent Auditor, at least annually, a formal written statement delineating all relationships between the Independent Auditor and the Bank as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     12. Review with financial management and the Independent Auditor the quarterly financial statements preferably prior to the release of earnings but no later than the filing of the 10 Q. The review will focus on the impact of significant events, transactions and changes in accounting estimates considered by the Independent Auditor in performing their review of the Bank's interim financial statements. The Chair of the Committee may represent the entire Committee for purpose of this review, followed by a report of the discussion to the full Audit Committee.

     V.   Other Considerations

     1. Review and concur in the appointment, replacement, reassignment, evaluation, compensation or dismissal of the Internal Auditors.

     2. Review and approve requests for any management consulting engagement to be performed by the Bank's Independent Auditors and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     3. As needed review with general counsel legal and regulatory matters that may have a material impact on the Bank's financial statements, compliance policies and programs.

     4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain Independent Counsel and other professionals to assist in the conduct of any investigation.



     VI.  Independent Auditors

     1. Each year the Independent Auditing Firm will present their Audit Plan and the estimated fees for performing the annual audit and quarterly reviews of Form 10-Q in the form of an engagement letter. This engagement letter will be presented to the Audit Committee for their approval.

     2. The Audit Committee will meet with the Independent Auditors to review the Audit Plan and results of their annual audit and to discuss any concern of the Independent Auditors including those items cited in the Management Letter on the Bank's internal control function.

     3. Will discuss with the Audit Committee the matters required to be discussed by Generally Accepted Auditing Standards (GAAS).

     VII. Internal Auditors

The objective of the Bank's internal audit function is to determine that the Bank has established effective internal controls and compliance with managerial policies, laws, regulations and generally accepted accounting principles.

     1. Either an employee of the Bank will fulfill internal audit responsibilities or a combination of internal employees and an outside firm that provides internal audit services. On an annual basis, senior management and the Audit Committee will evaluate whether the internal audit function should be fulfilled by a Bank employee or employees or and outside firm, which provides internal audit services.

     2. The internal auditors will use follow-up procedures to ensure that exceptions noted during regulatory exams, independent or internal audits are addressed in a satisfactory manner.

     3. The President and the Audit Committee will have authority to approve additional internal audits which have not been included as part of the current year's Audit Plan.

02/01





UNION BANKSHARES COMPANY            P        The undersigned hereby appoints
66 Main Street                      R        Sally J. Hutchins and Peter A.
Ellsworth, Maine 04605              O        Blyberg as Proxies, each with
This proxy is solicited on behalf   X        power to appoint a substitute and
of the Board of Directors           Y        hereby authorizes them to represent
                                             and vote as designated below,
                                             all the shares of common stock of
                                             the Company held of record by the
                                             undersigned as of the close of
                                             business on April 9, 2001, at
                                             the annual meeting of the
                                             stockholders to be held on May 17,
                                             2001, or at any adjournment
                                             thereof.

1.   To set the number of Directors at 18:

          For        Against       Abstain

2.   To elect as Directors of the Company:
     Blake B. Brown, Samuel G. Cohen, Douglas A. Gott, James L. Markos, Jr., Casper G. Sargent, Jr., John V. Sawyer II, Robert W. Spear, Paul L. Tracy

VOTE FOR ALL LISTED NOMINEES      AUTHORITY TO VOTE FOR DIRECTORS IS WITHHELD

     VOTE FOR LISTED NOMINEES EXCEPT THE FOLLOWING: (Instruction: To withhold authority to vote for any nominee, write the name of the nominee(s) in the space provided below.)




3.   To elect Sally J. Hutchins as Clerk of the Company

          For        Against       Abstain

4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2001

          For        Against       Abstain

5. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSALS 2 AND 3, AND IN FAVOR OF PROPOSALS 1 AND 4, AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.


                                          Dated___________________________, 2001


                                       Signature________________________________


                                       Signature________________________________